Form of RSU Award Agreement (Director Form)
RESTRICTED STOCK UNIT AWARD
PURSUANT TO THE
SONIDA SENIOR LIVING, INC. 2019 OMNIBUS STOCK AND INCENTIVE PLAN

Effective as of _____________, 202__ (the “Date of Grant”), a RESTRICTED STOCK UNIT AWARD (the “Award”) is hereby granted and issued by Sonida Senior Living, Inc. (the “Company”) to ___________________ (the “Director”). This Award is in all respects subject to the terms, definitions and provisions, of the 2019 Omnibus Stock and Incentive Plan For Sonida Senior Living, Inc. (as the same may be amended, restated, supplemented or modified, the “Plan”), and all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Award. Capitalized terms used and not defined in this Award have the respective meanings assigned to them in the Plan.

1.Grant of RSUs. Pursuant and subject to the terms of this Award and the Plan, the Company hereby grants and issues to the Director, effective as of the Date of Grant, an award of ________________ Restricted Stock Units (each an “RSU” and, collectively, the “Awarded RSUs”). Each RSU represents the unfunded, unsecured contractual right to receive one (1) share of Common Stock upon vesting and settlement of the RSU.
2.Vesting of RSUs.
(a)Subject to earlier vesting as provided in Section 2(b), 100% of the Awarded RSUs shall vest on the earlier of (i) the first (1st) anniversary of the Date of Grant or (ii) immediately prior to the occurrence of a Change in Control, subject to the Director continuing as a member of Company’s Board of Directors (the “Board”) from the Date of Grant until such time.
(b)If the Director ceases to be a member of the Board due to the Director’s death, Disability or Retirement, then 100% of the Awarded RSUs will immediately become vested.
3.Forfeiture. Except as otherwise provided in Section 2(b), all unvested RSUs covered by this Award will be cancelled and forfeited without consideration upon the date that the Director ceases for any reason to be a member of the Board.
4.Dividends; Rights as Stockholder. If the Company pays a cash dividend in respect of its outstanding Common Stock and, on the record date for such dividend, the Director holds RSUs granted pursuant to this Award that have not vested and been settled in accordance with Section 5, the Company shall notionally credit to an account maintained by the Company for the Director’s benefit an amount equal to the cash dividends the Director would have received if the Director were the Director of record, as of such record date, of the number of shares of Common Stock related to the portion of the RSUs that have not been settled or forfeited as of such record date; provided that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and shall be held uninvested and without interest and paid in cash at the same time that the shares of Common Stock underlying the RSUs are delivered to the Director in accordance with the provisions hereof or, if later, the date on which such cash dividend is paid to stockholders of the Company. Except as otherwise provided herein, the Director shall have no rights as a stockholder with respect to any shares of Common Stock covered by any RSU unless and until the Director has become the Director of record of such shares.
5.Settlement of Vested RSUs. As soon as practicable following the date on which a RSU becomes vested pursuant to this Award, the Company shall issue to the Director one (1) share of Common Stock in settlement of such vested RSU. In connection with the issuance of a share of

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Common Stock pursuant to this Section 5, the Company, in its discretion, shall instruct its transfer agent to issue and deliver to the Director (or, if applicable, to the legal representative of the estate of the Director) evidence of book-entry or a certificate for such share of Common Stock (which may be through an on-line or electronic system). Upon and following the settlement of any RSUs in shares of Common Stock, the Director shall have all the rights of a stockholder of the Company with respect to such shares of Common Stock, including the right to vote such shares, to receive and retain all dividends as the Board may, in its sole discretion, pay on such shares, and to exercise all of the rights, powers and privileges of a holder of Common Stock with respect to such shares.
6.Administration of Award. The determinations under, and the interpretations of, any provision of this Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.
7.No Transfers Permitted. The Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Director, and any shares of Common Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (a) the RSUs have become vested as provided in this Agreement and (b) the Shares have been settled and issued to the Director in accordance with the terms of the Plan and this Award.
8.Compliance with Laws. The grant of RSUs and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the RSUs or any shares of Common Stock pursuant to this Award if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs, the Company may require the Director to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.
9.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs granted pursuant to this Award are intended to be exempt from the applicable requirements of Section 409A of the Code and regulations issues thereunder (the “Nonqualified Deferred Compensation Rules”) and shall be limited, construed and interpreted in accordance with such intent. Nevertheless, to the extent that the Committee determines that the RSUs may not be exempt from the Nonqualified Deferred Compensation Rules, then, if the Director is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Director becomes eligible for settlement of the RSUs upon his or her “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six (6) months following the Director’s separation from service and (b) the Director’s death.
10.Interpretation. If any provision of this Award is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Award shall be construed and enforced as if such provision had never been included in the Award.
11.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Director, by accepting this Award, agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver

(including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Director has access. The Director, by accepting this Award, hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
12.Transfer of Personal Data. The Director authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary or Affiliate of the Company) of any personal data information related to the RSUs awarded under this Award for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Director.
13.Governing Law. All questions concerning the construction, validity and interpretation of this Award shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
14.Counterparts. This Award may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. Electronic acceptance and signatures shall have the same force and effect as original signatures.
15.Entire Agreement; Amendment. This Award and the Plan contain the entire agreement between the parties hereto with respect to this Award, and supersede all prior agreements or prior understandings, whether written or oral, between the Company and the Director relating to this Award; provided, however, that the terms of this Award shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or a Subsidiary of the Company) and the Director in effect as of the date a determination is to be made under this Award. This Award may be modified or amended by a writing signed by both the Company and the Director.
16.Construction. Headings contained in this Award are for convenience only and shall in no manner be construed as part of this Award. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.
{Signature page follows}

Dated: [Date of Grant]	SONIDA SENIOR LIVING, INC.

By:
Name:
Title:

ACKNOWLEDGMENT

The undersigned hereby acknowledges (i) my receipt of this Award and the Plan, (ii) my opportunity to discuss this Award with a representative of the Company, and my personal advisors, to the extent I deem necessary or appropriate, (iii) my understanding of the terms and provisions of this Award, and (iv) my understanding that, by my signature below, I am agreeing to be bound by all of the terms and provisions of this Award.

Without limitation, I agree to accept as binding, conclusive and final all decisions or interpretations of the Committee (as defined in the Plan) upon any questions arising under this Award or the Plan.

Dated: [Date of Signature]	DIRECTOR

Name:

{Signature Page to Restricted Stock Unit Award Agreement}